Exhibit 10.1

CITADEL EFT, INC.

2011 STOCK INCENTIVE PLAN

As Amended

2011 NON-QUALIFIED STOCK INCENTIVE PLAN

1.

Purpose of Plan

This 2011 NON-QUALIFIED STOCK INCENTIVE PLAN (the “Plan”) of CITADEL EFT,  INC., a Nevada corporation (the “Company”) for attorneys, accountants and consultants associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its public SEC disclosure filings under the Exchange Act and corporate and financial structure with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company.

2.

Definitions

For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established.  The Committee shall be composed of one or more persons as from time to time are appointed to serve by the Board.  Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

“Common Shares” shall mean the Company’s Common Shares, $0.00001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Common Stock” shall mean shares of common stock which are issued by the Company pursuant to this Plan.

“Common Stock Agreement” means an agreement executed by a Common Stockholder and the Company, or alternatively a board resolution setting forth the terms of issuance, as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

“Common Stockholder” means any attorney or accountant for the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

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“Company” shall mean CITIDEL EFT, INC., a Nevada corporation, and any subsidiary corporation of CITADEL EFT, INC.

“Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee

Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to the date a given stock compensation is granted, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service as an Employee, Director, Non-Employee Director or Consultant.

“Share” means one share of Common Stock.

 “Stock Grant” means Shares awarded under the Plan.

 “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.  Administration of the Plan

3.1

The Committee shall administer the Plan and accordingly, it shall have full power to grant Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2

The determination of those eligible to receive Common Stock, and the amount, type and timing of each issuance and the terms and conditions of the Common Stock Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

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3.3

The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry it into effect.

3.4

Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.5

Meetings of the Committee shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.  In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.6

No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

4.  Shares Subject to the Plan

4.1

The total number of shares of the Company available for issuance of Common Stock under the Plan shall be 100,000,000 Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

4.2 Restrictions on Shares . Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

4.3

Director Fees . Subject to approval by the Board on such other terms approved by the Board and in accordance with the deferral election and other rules of Section 409A of the Code, each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid.

5.   Award Of Common Stock

5.1

The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to attorneys and/or accountants for the Company, and such other persons as the Board or Committee may select.

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5.2

Common Stock shall be issued only pursuant to a Common Stock, Board Resolution, or Consulting Agreement, which shall be executed by the Common Stockholder, unless by Board Resolution, and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock or Consulting Agreement.

5.3

Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock or Consulting Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

5.4

All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

6.  Adjustments or Changes in Capitalization

6.1

In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, within 6 months from the date hereof, and assuming the shares issued pursuant to this plan are still owned or fully controlled by the issuee under this plan, then in that event there shall be a like adjustment in the number of shares held by such issuee.

6.2

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.  No fractional Shares shall be issued under the Plan on account of any such adjustments.

7.   Government and Other Regulations

The obligation of the Company to issue, transfer and deliver Common Shares under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable.

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8.  Miscellaneous Provisions

8.1

Any expenses of administering this Plan shall be borne by the Company, except the recipients of the common shares shall be responsible for the costs of preparation of this registration statement and the filing thereof.

8.2

The place of administration of the Plan shall be in the State of Nevada, or such other place as determined from time to time by the Board, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

8.3

In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith;  provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the recipient, before such Committee member undertakes to handle and defend it on his own behalf.

9.  Written Agreement

The Common Shares issued hereunder shall be embodied in a board resolution which shall constitute a written Stock Compensation Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the recipient and by the President or any Vice President of the Company, for and in the name and on behalf of the Company

10. Duration And Amendments

10.1 Term of the Plan . The Plan shall become effective upon its approval by the Board of Directors.  The Plan shall terminate on the tenth anniversary of its adoption by the Board and may be terminated on any earlier date pursuant to this Section 10.

10.2 Right to Amend or Terminate the Plan . The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

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11. Execution

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

CITADEL EFT, INC.

By: /s/ Gary DeRoos

Name: Gary DeRoos

Title: Chairman & Chief Executive Officer.

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